UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2024

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Inspire Veterinary Partners, Inc. (the “Company”) closed a public offering pursuant to which an aggregate of 6,000,000 units (the “Units”), were sold at an offering price of $1.00 per Unit, each Unit consisting of either one share of the Company’s Class A common stock, and one pre-funded warrant to purchase one share of the Company’s Class A common stock or one warrant to purchase one share of the Company’s Class A common stock (the “Warrant”).

The Warrants have an exercise price of $1.00 and are exercisable for a period of six months commencing upon issuance.

On October 8, 2024, the Company and that certain holder amended the Warrant to reduce the exercise price of the holder’s 2,500,000 Warrants from $1.00 to $0.20 (the “Amendment”). No other modifications were made to the Warrant and all other terms and provisions shall remain in full force and effect.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.26 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on October 9, 2024 (the “Annual Meeting”). Stockholders of record at the close of business on July 26, 2024 (the “Record Date”) were entitled to one vote for each share of Class A common stock, ten votes per share of Class B common stock and one vote per share of Series A preferred stock.

On the Record Date, there were 2,212,820 shares of Class A common stock outstanding, 3,891,500 shares of Class B common stock outstanding and no shares of Series A preferred stock outstanding. The amount of issued and outstanding shares of common and preferred stock present at the Annual Meeting was sufficient to constitute a quorum.

The Company’s stockholders voted on the following two proposals at the Annual Meeting, casting their votes as described below.

Proposal 1. – Election of Directors. The following individuals, each of whom was named as a nominee in the Company’s definitive proxy statement relating to the Annual Meeting, were elected by the Company’s stockholders by a plurality of votes cast to serve on the Company’s Board of Directors for a term expiring at the 2025 annual meeting of stockholders or until their successors are elected and qualified. Information on the vote relating to each director standing for election is set forth below:

Nominee	For	Withheld	Broker Non-Votes
Kimball Carr	62,127,580	13,453,953	-
Larry Alexander	75,567,741	13,792	-
Charles Stith Keiser	75,568,957	12,576	-
Phillip Balatsos	75,751,663	207,925	-
Anne Murphy	62,133,966	13,447,567	-
Erin Thomas-Mackey, DVM	75,571,971	9,562	-
Timothy Watters	75,569,705	11,828	-

Proposal 2. – Ratification of Appointment of Auditor. Proposal 2 was to ratify the appointment of Kreit & Chiu CPA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposal was approved.

For	For	Against	Broker Non- Abstain
5,426,417	75,936,784	25,658	2,989

There were no other proposals voted on at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.26	Form of Amendment by and between the Company and the holder, dated October 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2024	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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